UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2012

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8056
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)  On February 7, 2012 Presstek, Inc. entered into Amendment No. 3 (the “Amendment”) to a Revolving Credit and Security Agreement dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between the Company and PNC Bank, National Association (“PNC”).  The parties to the amendment include Presstek, Inc. as Borrower, Presstek Europe Limited, Presstek Overseas Corp., SDK Realty Corp., ABD Canada Holdings, Inc. and Presstek Canada Corp., collectively as Guarantors, and PNC, as Lender and as Agent.

Under the terms of the Amendment:

•
The Availability Block (as defined in the Loan Agreement) of $2 million, which was to be re-established on January 31, 2012, will be re-established on the following schedule: for the period commencing on January 31, 2012 and ending on the last day of the fiscal quarter ending on or about March 31, 2012, $1,000,000, (iii) for the period commencing on the first day of the fiscal quarter commencing on or about April 1, 2012 and ending on the last day of such fiscal quarter, $1,250,000, (iv) for the period commencing on the first day of the fiscal quarter commencing on or about July 1, 2012 and ending on the last day of such fiscal quarter, $1,500,000, (v) for the period commencing on the first day of the fiscal quarter commencing on or about October 1, 2012 and ending on the last day of such fiscal quarter, $1,750,000 and (vi) for the period commencing on the first day of the fiscal year commencing on or about January 1, 2013 and ending on the last day of the Term, $2,000,000.

•
The definition of “Restructuring Charges” has been amended to increase from $1.4 million to $2.1 million the amount of restructuring charges accrued in fiscal year 2011 that may be counted as Restructuring Charges for purposes of calculating EBITDA (as defined in the Loan Agreement) for fiscal year 2011 and for purposes of calculating the Fixed Charge Coverage Ratio (as defined in the Loan Agreement) for all periods including such expenses.

•	The Fixed Charge Coverage Ratio requirement has been modified as follows:

Period	Fixed Charge Coverage Ratio
For the fiscal quarter ending on or about December 31, 2011, for the four fiscal quarters then ending	1.00: 1.00
For the fiscal quarter ending on or about March 31, 2012, for the fiscal quarter then ending	1.25: 1.00
For the fiscal quarter ending on or about June 30, 2012, for the two fiscal quarters then ending	1.25: 1:00
For the fiscal quarter ending on or about September 30, 2012, for the three fiscal quarters then ending	1.25: 1.00
For the fiscal quarter ending on or about December 31, 2012 and for each fiscal quarter ending thereafter, in each case for the four fiscal quarters then ending	1.25: 1.00

•	The Company will pay an amendment fee of $50,000.

The terms of the Amendment are filed as an exhibit to this 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors of Presstek, Inc. (the “Company”) has appointed Stanley E. Freimuth, 65, as its Chairman of the Board of Directors, President and Chief Executive Officer, effective February 13, 2012.

Mr. Freimuth has been a director of the Company since November 2009.  Since April 2007, he has served as Chairman and Executive Director of Tracer Imaging LLC, which markets and produces lenticular printed products depicting three-dimensional imagery.  From September 2004 until March 2007 he served as Senior Executive Vice President and Chief Administrative Officer of Fujifilm USA; from 2000 to 2004 he served as Chief Operating Officer and Executive Vice President of Fujifilm USA. From 2000 to 2007 he served on the Board of Fujifilm USA.  From 1983 until 2000 he served as head of Fujifilm’s United States Graphic Systems Division.  He is a former Board member and Chairman of NPES, the association for suppliers of printing, publishing and converting technologies.  Mr. Freimuth is a board member of the New York University Graphic Communications Management and Technology Advisory Board.

The Company’s Board of Directors has also appointed Arnon Dror, 46, as its Vice President, Chief Financial Officer and Treasurer, effective February 9, 2012.

From December 2011 to the present Mr. Dror has served as a consultant to Presstek.  From 2005 until November 2011, he served as Director of World Wide Channel Management and Worldwide Regional Operations for Eastman Kodak Company (“Kodak”).  From 2009 to 2010 he served as Director of World Wide Operations of the Graphic Communications Group and Consumer Digital Group for Kodak.  From 2005 to 2008 he served as VP-Global Operations, Graphic Communications Group for Kodak.  From 2000 to 2005 Mr. Dror served as VP-Finance for Creo, Inc.

Mr. Freimuth and Mr. Dror were appointed to their new positions on February 1, 2012

(e) The Company has entered into an employment agreement with Mr. Freimuth.  The material provisions of the agreement are as follows:

Term of Agreement: 3 years, effective on February 13, 2012
Annual Base Salary: $450,000.
Target Annual Bonus: 100% of Base Salary.  Bonus for 2012 to be determined at the discretion of the Board, with a minimum bonus of $50,000 guaranteed.
Option Grant: Exercisable for 100,000 shares of the Company’s common stock at a price per share equal to the closing price of the common stock on the date of grant (February 13, 2012), annually vesting ratably over a three-year period and subject to continued employment.  Vesting accelerates in the event of a Change in Control (as defined in agreement).
Restricted Stock Grant:  100,000 shares of common stock granted on February 13, 2012, annually vesting ratably over a three-year period and subject to continued employment.  Vesting accelerates in the event of a Change in Control.
Severance Payments:
•	In the event of voluntary termination without Good Reason (as defined) or if terminated for Cause (as defined): no severance.
•
If the company terminates employee without Cause, if employment is terminated due to death or permanent disability, or if employee terminates for Good Reason in the absence of a Change in Control: 18 months’ salary, paid over 18-month period.

•
In the event of a Change in Control and subsequent termination of employment within 18 months either involuntarily without Cause or voluntarily for Good Reason: lump sum payment equal to 2.99 times average cash compensation received during the term of the agreement (base salary, target bonuses and discretionary bonuses; compensation earned during partial years will be annualized).

Other: Car allowance of $1,000 per month plus fuel reimbursement.

A copy of Mr. Freimuth’s employment agreement is attached to this report as Exhibit 10.1

The material terms of the Mr. Dror’s initial employment compensation and a severance agreement between the Company and Mr. Dror are as follows:

Title: Vice President and Chief Financial Officer
Annual Base Salary: $225,000
Target Annual Bonus: 50% of Base Salary, with a guaranteed minimum bonus of $25,000 in the first year.
Option Grant: Exercisable for 84,375 shares of the Company’s common stock at a price per share equal to $0.59, vesting in full on March 15, 2013.  Vesting accelerates in the event of a Change in Control.
Severance Payments:
•	In the event of voluntary termination without Good Reason or if terminated for Cause: no severance.
•	If the company terminates employee without Cause, or if employee terminates for Good Reason in the absence of a Change in Control: 12 months’ salary, paid over 12-month period.
•
In the event of a Change in Control and subsequent termination of employment within 18 months either involuntarily without Cause or voluntarily for Good Reason: lump sum payment equal to two times his base salary.

Car Allowance: $1,000 per month plus fuel reimbursement.

A copy of Mr. Dror’s severance agreement is attached to this report as Exhibit 10.2

Item 9.01.  Financial Statements and Exhibits.

           (d)                        Exhibits:

Exhibit Number	Document Description

10.1	Employment Agreement between the Company and Stanley Freimiuth
10.2	Severance Agreement between the Company and Arnon Dror.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: February 10, 2012	/s/ James R. Van Horn
James R. Van Horn Vice President, General Counsel and Secretary